
                                                 SECURITIES AND EXCHANGE COMMISSION
                                                        WASHINGTON, DC 20549


                                                             FORM 8-A/A
                                                           AMENDMENT NO. 2


                                          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                                               PURSUANT TO SECTION 12(B) OR (G) OF THE
                                                   SECURITIES EXCHANGE ACT OF 1934


                                                       MERCATOR SOFTWARE, INC.
------------------------------------------------------------------------------------------------------------------------------------
                                       (Exact Name of Registrant as Specified in its Charter)


                            DELAWARE                                                            06-1132156
-----------------------------------------------------------------  -----------------------------------------------------------------
            (State of Incorporation or Organization)                                         (I.R.S. Employer
                                                                                            Identification No.)


                  45 DANBURY ROAD, WILTON, CT                                                     06897
-----------------------------------------------------------------  -----------------------------------------------------------------
            (Address of Principal Executive Offices                                             (Zip Code)



If this Form relates to the registration of a class of                 If this Form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange Act and           securities pursuant to Section 12(g) of the Exchange Act and
is effective pursuant to General Instruction A.(c), please             is effective pursuant to General Instruction A.(d), please
check the following box. |_|                                           check the following box. |X|



Securities Act registration statement file number to which this form relates:                                      NONE
                                                                                                       -----------------------------



Securities to be registered pursuant to Section 12(b) of the Act:                                                  NONE
                                                                                                       -----------------------------



Securities to be registered pursuant to Section 12(g) of the Act:


                                                   PREFERRED STOCK PURCHASE RIGHTS
------------------------------------------------------------------------------------------------------------------------------------
                                                          (Title of Class)

       On September 4, 1998, Mercator Software, Inc., a Delaware corporation formerly known as TSI International Software LTD. ("Mercator"), filed a Registration Statement on Form 8-A with the Securities and Exchange Commission (the "SEC") relating to the Rights Agreement dated as of September 2, 1998 between Mercator and The Bank of New York, as Rights Agent (the "Rights Agent"). On January 13, 2003, Mercator filed an amendment to such Registration Statement on Form 8-A with the SEC relating to an amendment to such Rights Agreement dated as of January 8, 2003 (such Rights Agreement, as so amended, the "Rights Agreement"). The Registration Statement on Form 8-A filed by Mercator on September 4, 1998, as amended on January 13, 2003 is referred to as the "Form 8-A."

ITEM 1.       DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

       Item 1 of the Form 8-A is amended and supplemented by adding the following:

       On August 2, 2003, Mercator entered into an Agreement and Plan of Merger (the "Merger Agreement") with Ascential Software Corporation, a Delaware corporation ("Parent"), and Greek Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), providing for, among other things: (i) an offer (the "Offer") by Sub to purchase all of Mercator's outstanding common stock, par value $0.01 per share, and the associated preferred stock purchase rights (collectively, the "Shares"); and
(ii) following consummation of the Offer, the merger (the "Merger") of Sub with and into Mercator.

       Prior to the execution and delivery of the Merger Agreement, Mercator and the Rights Agent entered into the Second Amendment (the "Amendment") to the Rights Agreement in order to exempt the Offer and the Merger and related transactions from the Rights Agreement and to provide that the Rights (as defined in the Rights Agreement) will expire immediately prior to the consummation of the Merger.

       Among other things, the Amendment:

       (i) amends the definition of "Acquiring Person" set forth in the Rights Agreement to provide that:

              (A) neither Parent, Sub nor any of their respective Affiliates or Associates (as defined in the Rights Agreement) shall be deemed to be an Acquiring Person solely by virtue of: (x) the execution and delivery of the Merger Agreement or the Option Agreement (as defined in the Merger Agreement); (y) the acquisition of Shares pursuant to the Merger Agreement or the Option Agreement; or (z) the consummation of the other transactions contemplated in the Merger Agreement or the Option Agreement; and

              (B) neither Parent, Sub, any other party to the Stock Tender Agreement (as defined in the Merger Agreement) nor any of their respective Affiliates or Associates shall be deemed to be an Acquiring Person solely by virtue of: (x) the execution and delivery of the Stock Tender Agreement; or
                     (y) any actions taken or effected pursuant to the Stock Tender Agreement;

       (ii) amends the definition of "Final Expiration Date" set forth in the Rights Agreement to mean the earlier to occur of: (x) the close of business on September 2, 2008; or (y) the time immediately prior to the Effective Time (as defined in the Merger Agreement); and

       (iii) amends the "flip-in" and "flip-over" provisions set forth in Sections 11 and 13, respectively, of the Rights Agreement in order to exempt the Offer and the Merger and related transactions from the Rights Agreement.

       A copy of the Amendment is attached hereto as Exhibit 4.3 and is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment.

ITEM 2.       EXHIBITS.

       The documents listed below are filed as exhibits to this registration statement:

EXHIBIT NO.      DESCRIPTION
-----------      -----------

       3.1 Amended and Restated Certificate of Incorporation of the registrant (included as Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 filed by the registrant with the SEC on November 14, 2000 and incorporated herein by reference)
       3.2    Amended and Restated Bylaws of the registrant (included as Exhibit
              3.1 to the Current Report on Form 8-K filed by the registrant with the SEC on September 4, 1998 and incorporated herein by reference)
       3.3 Certificate of Designations specifying the terms of the Series A Junior Participating Preferred Stock of the registrant (included as Exhibit 3.2 to the Registration Statement on Form 8-A filed by the registrant with the SEC on September 4, 1998 and incorporated herein by reference)
       4.1 Rights Agreement dated as of September 2, 1998 between TSI International Software LTD. (now known as Mercator Software, Inc.) and The Bank of New York, as Rights Agent, which includes as Exhibit A the form of Certificate of Designations of Series A Junior Participating Preferred Stock, as Exhibit B the Form of Right Certificate and as Exhibit C the Summary of Rights to Purchase Preferred Shares (included as Exhibit 4.1 to the Registration Statement on Form 8-A filed by the registrant with the SEC on September 4, 1998 and incorporated herein by reference)
       4.2 Amendment to Rights Agreement dated as of January 8, 2003 between the registrant and The Bank of New York, as Rights Agent (included as Exhibit 4.1 to Amendment No. 1 to the Registration Statement on Form 8-A filed by the registrant with the SEC on January 13, 2003 and incorporated herein by reference)
       4.3 Second Amendment to Rights Agreement dated as of August 2, 2003 between the registrant and The Bank of New York, as Rights Agent (included as Exhibit 3 to the Current Report on Form 8-K dated (date of earliest event reported) August 2, 2003 filed by the registrant with the SEC on August 4, 2003 and incorporated herein by reference)

                                    SIGNATURE

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  August 4, 2003

                                   MERCATOR SOFTWARE, INC.


                                   By:   /s/ Roy C. King
                                       ----------------------------------------
                                         Chairman of the Board of Directors,
                                          Chief Executive Officer and President

                                       EXHIBIT INDEX

EXHIBIT NO.   DESCRIPTION                                                              PAGE NO.
-----------   -----------                                                              --------

       3.1 Amended and Restated Certificate of Incorporation of the registrant (included as Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 filed by the registrant with the SEC on November 14, 2000 and incorporated herein by reference)
       3.2    Amended and Restated Bylaws of the registrant (included as Exhibit
              3.1 t the Current Report on Form 8-K filed by the registrant with the SEC on September 4, 1998 and incorporated herein by reference)
       3.3    Certificate of Designations specifying the terms of the Series A
              Junior Participating Preferred Stock of the registrant (included as Exhibit 3.2 to the Registration Statement on Form 8-A filed by the registrant with the SEC on September 4, 1998 and incorporated herein by reference)
       4.1    Rights Agreement dated as of September 2, 1998 between TSI
              International Software LTD. (now known as Mercator Software, Inc.)
              and The Bank of New York, as Rights Agent, which includes as Exhibit A the form of Certificate of Designations of Series A
              Junior Participating Preferred Stock, as Exhibit B the Form of
              Right Certificate and as Exhibit C the Summary of Rights to
              Purchase Preferred Shares (included as Exhibit 4.1 to the
              Registration Statement on Form 8-A filed by the registrant with the SEC on September 4, 1998 and incorporated herein by reference)
       4.2 Amendment to Rights Agreement dated as of January 8, 2003 between the registrant and The Bank of New York, as Rights Agent (included as Exhibit 4.1 to Amendment No. 1 to the Registration Statement on
              Form 8-A filed by the registrant with the SEC on January 13, 2003 and incorporated herein by reference)
       4.3 Second Amendment to Rights Agreement dated as of August 2, 2003 between the registrant and The Bank of New York, as Rights Agent
              (included as Exhibit 3 to the Current Report on Form 8-K dated
              (date of earliest event reported) August 4, 2003 filed by the registrant with the SEC on August 4, 2003 and incorporated herein by reference)